Exhibit 99.(a)(10)

LAZARD RETIREMENT SERIES, INC.

ARTICLES SUPPLEMENTARY

                    LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                    FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

                    SECOND: The Board of Directors of the Corporation has increased the number of authorized shares of capital stock of the Corporation by three hundred million (300,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share with an aggregate par value of three hundred thousand dollars ($300,000.00) to one billion three hundred million (1,300,000,000), shares with an aggregate par value of one million three hundred thousand dollars ($1,300,000.00).

                    THIRD: The additional three hundred million (300,000,000) authorized but unissued shares resulting from the foregoing increase have been classified by the Board of Directors of the Corporation as (1) fifty million (50,000,000) shares of Investor Shares Common Stock of each of Lazard Retirement U.S. Small Cap Equity Value Portfolio, Lazard Retirement Global Equity Income Portfolio and Lazard Retirement Capital Allocator Opportunistic Strategies Portfolio and (2) fifty million (50,000,000) shares of Service Shares Common Stock of each of Lazard Retirement U.S. Small Cap Equity Value Portfolio, Lazard Retirement Global Equity Income Portfolio and Lazard Retirement Capital Allocator Opportunistic Strategies Portfolio.

                    FOURTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, immediately prior to the foregoing increase is one billion (1,000,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of one million dollars ($1,000,000), classified as shares of Service Shares Common Stock and Investor Shares Common Stock of each of the following Portfolios (each a “Portfolio”), as follows:

Portfolio	Shares Authorized

Lazard Retirement U.S. Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Strategic Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	100,000,000

Lazard Retirement Small Cap Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Small Cap Equity Growth Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

TOTAL	1,000,000,000

                    FIFTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, as increased, is one billion three hundred million (1,300,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of one million three hundred thousand ($1,300,000.00) dollars, classified as shares of Service Shares Common Stock and Investor Shares Common Stock of each of the following Portfolios (each, a “Portfolio”) as follows:

Portfolio	Shares Authorized

Lazard Retirement U.S. Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Strategic Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	100,000,000

Lazard Retirement Small Cap Portfolio
Service Shares Common Stock	50,000,000

Portfolio	Shares Authorized

Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Small Cap Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Small Cap Equity Growth Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Equity Income Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Capital Allocator Opportunistic Strategies Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Total	1,300,000,000

          SIXTH: The Service Shares Common Stock and Investor Shares Common Stock of each Portfolio shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1)

As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Service Shares and Investor Shares Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation’s stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)	Assets of the Corporation attributable to the Service Shares Common Stock and to the Investor Shares Common Stock of each Portfolio shall be invested in the same respective Portfolio.

(3)

Proceeds from the redemption of a share of Service Shares Common Stock or Investor Shares Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Registration Statement from time to time.

(4)

The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(5)

Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

                    SEVENTH: The Board of Directors of the Corporation has increased the total number of authorized shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law and has classified additional shares as provided herein under the authority contained in its Charter.

                    IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these presents to be signed as of April 15, 2008 in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, and state that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

LAZARD RETIREMENT SERIES, INC.

By:	/s/ Nathan A. Paul

	Name:	Nathan A. Paul
	Title:	Vice President

WITNESS:
/s/ David A. Kurzweil

Name:	David A. Kurzweil
Title:	Assistant Secretary